UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

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TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

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New York	0-14818	14-1541629
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,

Albany, New York 12203

(Address of principal executive offices)

(518) 452-1242

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The executive bonuses of Trans World Entertainment Corporation (the “Company”) for fiscal year 2009 were based 25% on achievement of a target based on earnings before interest, taxes, depreciation and amortization (“EBITDA”) and 75% on achievement of a target based on net cash provided by operating activities (“Operating Cash”). The EBITDA target for the bonus was not achieved. Although the threshold Operating Cash target of $46.3 million for the bonus was achieved, a portion of the Operating Cash resulted from an income tax refund due to a net operating loss carry back to prior profitable years that was available due to a change in income tax law enacted after the bonus targets were established. Without the income tax refund, the Operating Cash target would not have been met, and no bonus would have been payable. Under the circumstances, the Compensation Committee exercised its negative discretion under the Company’s Executive Officers Bonus Plan to reduce the bonus otherwise payable to Robert Higgins, the Company’s Chief Executive Officer, for fiscal year 2009 from $750,000 to zero. While the Compensation Committee believed it was inappropriate for Mr. Higgins to receive a cash bonus for fiscal year 2009 under the circumstances, they did not believe it was appropriate for his benefits under the Company’s Supplemental Executive Retirement Plan (the “SERP”) to be calculated based on no bonus for fiscal year 2009 by virtue of the exercise of negative discretion with respect to that bonus. Benefits under the SERP are based on 50% of the sum of average base salary for the five years prior to retirement and the average of the three largest annual bonuses for such last five years. Accordingly, the SERP has been amended to mitigate the adverse effect on Mr. Higgins’ SERP benefit from the exercise of negative discretion in connection with his fiscal year 2009 bonus by treating his annual bonus for fiscal year 2009 for purposes of the SERP benefit calculation as $500,000 (two thirds of the amount earned under the applicable bonus formula prior to the exercise of negative discretion by the Compensation Committee).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description
10.1	Fourth Amendment to the Trans World Entertainment Corporation Supplemental Executive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2010	TRANS WORLD ENTERTAINMENT CORPORATION
By: /s/ John J. Sullivan Name: John J. Sullivan Title: Executive Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Fourth Amendment to the Trans World Entertainment Corporation Supplemental Executive Retirement Plan